Exhibit 24.01

POWER OF ATTORNEY

Each person whose signature appears below does hereby: (i) make, constitute and appoint BETH A. COSTELLO, DAVID C. ROBINSON and DONALD C. HUNT, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of The Hartford Financial Services Group, Inc. (the “Company”), this Registration Statement of the Company on Form S-3 (the “Registration Statement”), including a prospectus and exhibits to such registration statement, and any and all amendments or supplements to the Registration Statement (including any and all post-effective amendments), or new registration statements relating to the securities registered hereby, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable rules of any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision; (ii) give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and (iii) ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 16th day of May, 2019.

/s/ Christopher J. Swift Christopher J. Swift	/s/ Michael G. Morris Michael G. Morris

/s/ Robert. B. Allardice III	/s/ Julie G. Richardson
Robert. B. Allardice III	Julie G. Richardson

/s/ Carlos Dominguez	/s/ Teresa W. Roseborough
Carlos Dominguez	Teresa W. Roseborough

/s/ Trevor Fetter	/s/ Virginia P. Ruesterholz
Trevor Fetter	Virginia P. Ruesterholz

/s/ Kathryn A. Mikells	/s/ Greig Woodring
Kathryn A. Mikells	Greig Woodring